Exhibit 99.1

FINAL TRANSCRIPT

Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Conference Call Transcript

PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Event Date/Time: Nov. 02. 2006 / 5:00PM ET

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FINAL TRANSCRIPT

Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

TRANSCRIPT

Operator

Good day, ladies and gentlemen, welcome to the Q3 2006 Powerwave Technologies conference call. My name is Mike and I’ll be your operator today. At this time, all participants are in listen-only mode. We will facilitate a question and answer session towards the end of today’s conference. If at any time during the call you require assistance, please press star followed by zero and an operator will be happy to assist you. As a remind you, ladies and gentlemen, this conference is being recorded for replay purposes. — host for today’s call, Kevin Michaels, chief financial officer. Sir, over to you.

Kevin Michaels – Chief Financial Officer

Thank and you good afternoon, welcome to the Powerwave Technologies third quarter 2006 financial results conference call. Joining me on today’s call will be Ron Buschur, Powerwave’s president and chief executive officer. Before starting, I would like to point out that various remarks we may make about future expectations, plans and prospects for Powerwave, including but not limited to, anticipated revenues and revenue growth rates, operating margins, gross profit margins, earnings per shave levels, revenue composition, improvements in cost structure, the timing for completion of the integration of the Filtronic wireless acquisition, cost savings related to our acquisitions, demand levels for the company’s product lines, projected growth in market share, trends in the wireless infrastructure market, the timing of the completion of the implementation of our new erp system, the timing of product deliveries and future orders, the success of new products, our expense levels, capital expenditure rates, inventory turns, tax rates, cash flows and day sales outstanding are all forward-looking statements. These statements are all subject to numerous risk and uncertainties that could cause Powerwave’s actual results to be materially different from those projected or implied. Some of the risks and uncertainties include our ability to accurately forecast and anticipate customer orders, integrate acquisitions and realize anticipated cost savings and synergies, fluctuations in foreign currency, the ability to implement new ERP systems, the impact of competitive products and pricing, economic and political conditions and the loss of one or more significant customer accounts. Please refer to our press release, Powerwave’s current form 10-K for the year ended January 1, 2006, and form 10-Q for the quarterly period ending July 2nd, 2006, and other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be different from those projected or implied.

In addition on this call we will discuss non-GAAP financial information. A reconciliation of the non-GAAP financial information to our financial statements as prepared under GAAP is included in our press release dated today and can be found at our website at powerwave.com and on business wire. The press release also has detailed information containing several of the significant one-time items impacting our results and we urge you to review that information. With all this in mind, I’d like to start out by quickly reviewing our financial results, which are also summarized in our press release.

At the end of the third quarter, we announced the sale of our contract manufacturing business known as Arkivator. This business accounted for 11.6 million of revenues for the third quarter of 2006 and with its sale, we have classified this business as a discontinued operation and, therefore, its results are no longer included in our continuing operations for all reporting periods. Therefore, our reported net sales from continuing operations for the third quarter of 2006 is 145.8 million. If we include the revenues from Arkivator during the quarter, our revenues would have been 157.4 million.

Reviewing our operating performance for the third quarter, we reported a net loss from continuing operations of 29.2 million, which includes a total of 6.1 million of acquisition-related intangible asset amortization and 20.9 million of non-cash impairment charges related to the estimated fair value of our facilities located in Sweden. This net loss from continuing operations equates to a GAAP net loss per share of 26-cents. Also for the third quarter, we recorded a loss on the sale of Arkviator, which included the write-off of the net assets, including goodwill in excess of the sales price. The total net loss from discontinued operations from the third quarter of 2006 was 25.2 million, or a loss per share from discontinued operations of 22-cents. When adding this loss on discontinued operations, the total net loss of the third quarter was 54.4 million for a total net loss per share of 48-cents.

For the third quarter, on a pro forma basis, excluding the total of all acquisition and impairment-related charges and expenses of 27.0 million from continuing operations, we would have reported a net loss from continuing operations of 8.4 million or pro forma net loss per share of 7-cents. I want to note that included in both our GAAP and pro forma results is the impact of approximately 900,000 of pretax stock-based compensation expense due to SFAS 123R, almost all of which is included in operating expenses. We adopted SFAS 123R beginning in the first

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

quarter of 2006. If you exclude this expense from our reported results, you would add approximately 1 cent to EPS for both GAAP and pro forma results for the third quarter.

For the first nine months of fiscal 2006, we had total net sales from continuing operations of 547.1 million. We recorded a net loss from continuing operations of 20.9 million or a loss per share of 19-cents based on 112 million shares outstanding. The results from continuing operations for the first nine months of 2006 include 37.6 million of acquisition and restructuring and impairment-related charges and expenses. On a pro forma basis, excluding these charges and expenses, would result in a pro forma net income from continuing operations of 8.2 million or earnings per share on a pro forma basis of 7-cents.

Now, I’ll describe our revenues on a geographic basis. Our total Americas revenue for the third quarter of 2006 were approximately 30.4 million or 21% of revenues, which represents a significant decrease in our Americas revenues. Our total Asian sales accounted for approximately 14% of revenues or 20.6 million, and our total European and other international revenues were 94.7 million or approximately 65% of revenues. For the third quarter, sales of products within Antenna Systems totaled 36.1 million or 25% of total revenues. Base station systems sales totaled 91.8 million or 67% of revenues and coverage system sales totaled 11.6 million or 8% of revenues. For the third quarter, our total 3g related sales were approximately $30 million or approximately 20% of our total revenues. In terms of our customer profile for the third quarter, our total OEM sales account for approximately 73% of our total revenues, which is up significantly due to the slowdown in our operator direct business.

On a GAAP basis, our total consolidated gross profit margin was 13.9% for the second quarter. On a pro forma basis, excluding 3.7 million of non-cash acquisition-related charges, our total gross profit margin would have been 16.5%. Our reduction in gross margins in the third quarter is due primarily to our decreased revenues, which contributed to significant under absorption of our manufacturing overheads, additional inventory reserve costs, manufacturing inefficiencies and the shifts for the quarter in the mix of our business to OEM-based products have all combined in negatively impact our gross margins.

I’d now like to review the significant one-time item that is impacted our results for the third quarter. In our press release on page 4, there is a table summarizing the EPS impact of these various items. Hopefully, this makes this somewhat easier to go through and understand. The first item is the impairment charge that we incurred in the third quarter. These are non-cash charges related to the estimated fair value of our own facilities located in Sweden. During the third quarter, we entered into sales agreements for two of our three facilities located in Sweden. The prices negotiated resulted in a net loss of approximately 2.6 million. In addition, we recognized an impairment in the value of our remaining facility in Sweden of approximately 18.3 million, which we are preparing to sell. This is due to our restructuring plans for our Swedish operations. The total amount of these impairments equals 20.9 million and is recognized in operating expenses for the third quarter of 2006. This equates to approximately 14-cents per share on a continuing operations basis. The second major item is the sale of Arkivator, our contract manufacturing business. With this sale, the results of this business are classified as a discontinued operation and the results have been removed from our reported results from continuing operations for all periods. In accounting for the sale, we recognized a net loss on the sale after taxes of approximately 25.3 million or approximately 22-cents per share. This net loss reflects the write off of the net assets associated with this business segment including goodwill. When you review the table in our press release, you can see the total EPS impact of all these items totals approximately 40 cents per share for the third quarter.

Now I’d like to continue through the income statement. In terms of other income, we recorded approximately 3 million of other income in the third quarter of 2006. Contributing to this other income was a strong net foreign currency impact of approximately 2.7 million for the quarter. Also for the thirst quarter, we recorded a net tax benefit for continuing operations of approximately 24%. For the nine-month period, our effective benefit rate is approximately 25%. We will continue to evaluate our future tax rate based upon our diverse international operations. We currently estimate that our effective worldwide tax rate will be in the range of 25% for the remainder of fiscal 2006. I want to stress that this estimate will fluctuate based upon our actual results.

Next I will quickly review our balance sheet. Total cash at October 1, 2006, was approximately 242.3 million of which 6 million is reflected as restricted cash. In terms of our total cash, I would note that we did close the Filtronic acquisition in October, and with that paid out 185 million to Filtronic. Our operating cash flow for the third quarter is basically break even for the quarter and our capital spending totals approximately 2.5 million for the quarter. Also for the third quarter our net inventory was 139.2 million, which represents inventory terms of approximately four times, which is down largely due to our revenue shortfall. Our total accounts receivable decreased to 201.3 million, and our A/R days sales outstanding increased to approximately 125 days, which is due both to the significant increase in our international revenues with associated longer payment cycles and some initial delays associated with our internal process issues during the quarter. We are very comfortable that these receivables are collectible and through the month of October, we have already collected over $60 million. Going forward we expect to maintain our DSO’s in a range of 80 to 100 days.

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Before turning the call over to Ron, I would like to provide you with our updated financial guidance for the fourth quarter of 2006. I want to note that going forward, we will no longer be providing quarterly guidance. We are switching to providing only an annual outlook, which we believe will better align expectations with long-term Shareholder value creation. We believe that investors will be better served by focusing on long-term trends as opposed to the short-term volatility which is inherent in our markets. In terms of our fourth quarter guidance, please note that our guidance is subject to a number of risks and uncertainties that could impact our future outlook and results, and many of these are detailed in our public filings with the SEC. With all that in mind, based upon our current outlook, expectations and order patterns we see, as well as forecasts from our various customer bases, we are establishing a revenue range of 170 to 180 million for our fourth quarter. This range includes revenues from our recent acquisition of the wireless infrastructure business of Filtronic plc. I also want to note that this forecast reflects a significant reduction in our expectations for our largest OEMs for the fourth quarter. As Ron will discuss, we believe that the upcoming mergers of these companies will have a short term impact on us and the industry during the fourth quarter as these various companies complete their consolidations. Based on those lower revenues, our current pro forma earnings estimate for the fourth quarter, excluding any restructuring and acquisition-related charges and expenses, is expected to be in the range of a net loss of 3 to 5-cents per share. As Ron will discuss, we are expecting to initiate a number of restructuring activities during the fourth quarter will impact our reported results and there could be in the range of 5 to 15 million of additional restructuring expenses that are not included in our estimates. Now I’d like to turn the call over to Ron Buschur, Powerwave’s president and chief executive officer.

Ron Buschur – President and Chief Executive Officer

Thank you, Kevin, and good afternoon, everyone. I want to start by saying we are very disappointed with our overall performance and results for the third quarter. As we previously stated, our Q3 results were impacted by several factors, including the difficulties we encountered implementing our new erp system in our European operations, as well as delays in transferring products from one manufacturing location to another. These combined issues resulted in delayed production and shipments which has negatively impacted our revenues. As many of you know, we have been implementing our new oracle erp system throughout this last year, and this is a final segment of implementation and it began in August. The only impact was within our European operations and our North America operations and Asian operations did not encounter these issues. We have fully identified the issues and we have teams working to resolve all the outstanding issues. We believe that these are process issues that can be corrected by the end of the quarter. The affected lines are back in production and we do expect to recover some of the lost revenue, but a portion will not be recoverable.

The other issue that had a negative impact during the quarter was the unexpected slowdown in demand. While the summer quarter is typically slow, we didn’t see a pickup in demand in September that we had anticipated. At this stage, we believe there are a number of short-term issues impacting the demand within the industry. We believe that the current industry consolidation taking place among the major OEMs in our industry is having an effect on demand and will have an affect on the demand for our fourth quarter. This includes the consolidation taking place among Nokia and Siemens, Alcatel and Lucent, and the sale of the Nortel UMTS business. We also continue to experience slowness in the North America operator market for the fourth quarter.

We do believe that these merger activities of all these companies are involved in is having a short-term impact on their purchasing and inventory decisions, which will have a negative impact on our industry as a whole. Clearly, our new Filtronic business is also being impacted by these short-term issues and we have factored that into our overall guidance. Therefore, we’ve chosen to be conservative in our guidance.

If I can step back a moment, I would like to share with you some of the steps we are taking to return this company to profitability, as well as some of the reasons we remain quite positive on the long-term outlook in our industry. In terms of our cost structure, we have already taken steps to reduce our overhead costs, as you can see from our results we have initiated some consolidation activities within our European operations to better structure those operations in conjunction with the addition of the Filtronic business. We are also in process of continuing to consolidate our Asian manufacturing operations to help reduce our current excess manufacturing capacity and reduce the overhead costs so we can drive higher profitability within our operating model. As Kevin mentioned, you will see additional restructuring activities impacting our results in the fourth quarter.

From an overall market standpoint, we do not believe that we lost any long-term market share due to our recent execution issues. On the contrary, we have won many new opportunities which will result in a significant market share shift over the next year. These new opportunities are with both a network operator customers, as well as OEM customers. On a demand side, we are quite confident that the overall financial strength of network operators worldwide will continue to drive demand for next generation products and that those operators will continue to plan to drive their customers to new types of data services, be it video, music, internet, et cetera.

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

That is, this is where the power in Powerwave comes into play. We have one of the strongest product portfolios in the industry. And leading-edge technology solutions for the next generation of products and customer needs. We are today supplying in volume, fully digital remote radio heads. This product we believe will revolutionize the industry over the next 5 years. We are also providing WiMAX products today, and we are working with a number of key players to develop and deliver WiMAX products for the announced planned deployments over the next few years.

With our acquisition of Filtronic, we have gained the industry’s best filter design and manufacturing resources, and these designs will provide key enabling technologies for the next-generation of products. We are focused and determined to exceed the needs and requirements of our customers, and in doing so, we believe this will enable us to deliver long-term returns to our Shareholders. The management team and the employees are poised and eager to once again demonstrate our world-class capabilities. I have the utmost confidence in our employees and this management team. We are extremely focused on winning back your confidence in Powerwave Technologies and we will do everything we can to build and maintain this confidence and gain your respect going forward. I would now like to turn the call over to operator and address any questions you may have.

Operator

Thank you, sir. Ladies and gentlemen, if you would like the ask a question, please press star followed by one on your touch-tone phone – question, just press star followed by 2. Questions will be take inn the order received and once again, that’s star 1 for questions. And the first question comes from the line of George Iwanyc of CIBC world markets. Please produce.

George Iwanyc - CIBC

Thanks, Ron and Kevin. When you look at your guidance, can you give us a sense for how much is coming from direct to carrier sales and how much is coming from the OEMs?

Ron Buschur – President and Chief Executive Officer

If you look forward, you’ll probably see the operator portion of our business is probably going to represent about 40% of the revenue that we’re going to be able to demonstrate and the remaining 60% will probably come from the OEM.

Kevin Michaels – Chief Financial Officer

And that’s really from our long-term per expectative. I think for the fourth quarter, it will probably be close the other resembling what we just had and that would be down as a direct operator business level probably down around the 25 to 30% level.

George Iwanyc - CIBC

Okay. And how long do you expect the disruption from the Nokia – merger to last?

Ron Buschur – President and Chief Executive Officer

Well, based on the conversations that we have had, we certainly believe that by the time the two companies are one, at the beginning of Q1 of ‘07, they should be coming back to a pattern to where we get some visibility in their spend and we do expect that disruption to be a minimal disruption moving forward, let’s say from Q1 onward. So I do anticipate that’ll have a little bit more clear guidance in that time – forward.

George Iwanyc - CIBC

Okay. And one final question. With the restructuring that you have going on, what kind of – OpEx and gross margin perspective for the fourth quarter and looking into 2007?

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels – Chief Financial Officer

Well, I think for the fourth quarter, we’ll just go with the guidance we have given here. In terms of clearly what we’re looking to do over a longer period with this, is take out some overhead costs and try to drive our model back to the goals that we have. We still have the long-term perspective a goal of having gross margins in the mid to high 20s. And we still believe we can drive an operating margin up into the 10% range. Clearly we’re not going to be there in the fourth quarter as we projected. We expect to have a loss. But I think over the course of 2007, with what we believe is demand returning to the industry, we should be able to get back to those kind of metrics at some point during that year.

George Iwanyc - CIBC

Thank you.

Operator

And the next question comes from the line of Jeff Kvaal with Lehman Brothers, please proceed.

Jeff Kvaal – Lehman Brothers

Yes, thanks very much. I was wondering if you could characterize how you felt about organic revenue growth for your tran jekt the other of organic revenues in the fourth quarter and how much of that comes from the Filtronic acquisitions. Thank you.

Ron Buschur – President and Chief Executive Officer

If you look at the growth that we’re seeing, certainly there is some organic growth in some of these opportunities within North America and some of the European operators. But it’s obviously very small when you look at the growth that we’re projecting for Q4. Looking at the Filtronic business, you know, they are primarily focused from a product perspective on the OEM market. And they really focus and serve Lucent and Nokia. So obviously with these two companies going through consolidation themselves, there’s very little growth potential that we expect to see here in Q4 from those two customers. So we, we’re very modest in the growth that we’re projecting.

Kevin Michaels – Chief Financial Officer

And Jeff, I think one of the things that we would point out, is it’s a little difficult to answer this question from a total basis, in that we do believe we’ll see some growth in selected accounts, but we’re certainly being overshadowed by what we seeing as a short-term decline by our major accounts. You know, clearly the reductions we’re talking about between Nokia and Siemens during the quarter were offset any other gains we have. So, it’s a little tough comparison there. But we do, we do see growth activities going on and we do not believe that the near-term impacts will continue as Ron stated. We do believe that this is a short-term issue that will pass here.

Jeff Kvaal – Lehman Brothers

You know, given that erp problem was focused on Europe, honestly, we might have thought that the European sales would have been very difficult for you. But that Cingular was not a major part of your outlook for the September quarter, that North America might have been a bit stronger. To what extent is that a function of products made in Europe being shipped to the U.S. or how should we think about that?

Kevin Michaels – Chief Financial Officer

It’s really more of a function of us reporting revenue where we invoice to. And clearly, as you can see in our press release, that Nokia and Siemens are two of our largest customers. So that overshadowed some of the other slowdowns we did see some of the issues there. Our issues in Europe were related largely to a product line that we sell around the world. And not just in the European marketplace. But clearly, you’re correct, we had forecast slowdowns with Cingular and clearly that did come to fruition. But we saw some weakness across other OEMs and – people such as Nortel were very slow for us in the quarter.

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Jeff Kvaal – Lehman Brothers

Okay. Great. Thank you both very much.

Kevin Michaels – Chief Financial Officer

Thank you, Jeff.

Operator

And the next question comes from the line of Matt Robison with Ferris Baker Watts. Please proceed.

Matt Robison – Ferris Baker Watts

Hi, guys. Nonguidance, should we presume that the whole sequential changes is based on the acquisition of Filtronics? Would that be a good way to look at it?

Kevin Michaels – Chief Financial Officer

I guess I’m not quite following your question there, Matt.

Matt Robison – Ferris Baker Watts

Well, you’re talking about revenue basically being up 29 million in the current quarter.

Kevin Michaels – Chief Financial Officer

Oh, yeah. On a total basis, yes. The incremental is certainly due to the Filtronic acquisition adding that. And yes, it’s adding more than $29 million. So our existing business with the shortfalls we see with a number of these OEMs for the remainder of year would be down sequentially.

Matt Robison – Ferris Baker Watts

Okay. Can you give us a also bit more specific on what you think Filtronic adds?

Kevin Michaels – Chief Financial Officer

I think, you know, we’re looking at a range here. So, I think around the $50 million range. And we are trying to be extremely conservative. You know, we are as frustrated as we know our investors are with us being unable to hit our forecasts this year. So we are trying to ensure that we have been more than adequately conservative so that we do not disappoint.

Matt Robison – Ferris Baker Watts

You had this erp issue, which presumably you shipped some – recognize some revenue early this month or rather early in October as you recovered from that. So despite that, you’re still looking at a pretty steep organic decline at least do we attribute that primarily to the OEM business falling off or is there – carrier business going to be largely down significantly as well?

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels – Chief Financial Officer

I think you should contribute most of that to the slowness that we’re seeing right now with the OEM customers that we have, as we said, we don’t see the spending in the North America operator market that we would like to see right now. But we are encouraged on some of the discussions that we’re having with the network operator globally on some of the spending patterns that they’re talking about. So I think your assessment on the OEM is pretty correct. That has the biggest impact.

Matt Robison – Ferris Baker Watts

What are your further restructuring, what are the operating expensive indications of that?

Kevin Michaels – Chief Financial Officer

Well, we haven’t finalized them all. A lot of these costs will be hitting actually in costs of goods sold. There will be some impact, some of the actions we’ve already taken will be hit something operating expenses and it will have, I mean, there will be some significant savings there. But the larger portion of stuff we’re going after is in the cost of goods sold area. Basically our manufacturing overhead structures.

Matt Robison – Ferris Baker Watts

I think in the past you’ve talked about long-term models was gross margins in the high 20 percentage range. Can you kind of compare way kind of revenue levels you have to be to achieve those numbers now versus where you had to be before in light of these restructuring responsibilities?

Kevin Michaels – Chief Financial Officer

I think if you look at where we were a few quarters back last year, those kind of revenue rates, certainly if we were at those rates now we’d be up in the higher end of those ranges. Clearly I think – around the 250 rate. And that’s the ballpark we think those are the kind of levels we would be at. But with us taking cost out, you know, we’re trying to lower that number down and I don’t want to set a firm target yet. But our structure is to make this more flexible for the volatility that we see. But we do believe over the course of next year, demand levels will pick back up.

Matt Robison – Ferris Baker Watts

Okay.

Ron Buschur – President and Chief Executive Officer

We think when we take these steps we should certainly return the company to profitability and that would be our goal. – get that behind us and we focus on 2007. And what we think are great opportunities and the company well positioned.

Matt Robison – Ferris Baker Watts

So give than 50 million or so from – I guess pretty big circle around it from Filtronics, that’s for six weeks, given the timing of that?

Kevin Michaels – Chief Financial Officer

I think it’s roughly, it’s roughly around two months’ worth.

Matt Robison – Ferris Baker Watts

Okay. And the balance sheet data, we talk about turns and dso. Does that, is that without the discontinued operations? Receivables and is inventory from that?

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Nov. 02. 2006 / 5:00PM ET, PWAV - Q3 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels - Chief Financial Officer

The numbers reported there exclude the discontinued operations.

Matt Robison - Ferris Baker Watts

Okay. Thank you.

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Ron Buschur - President and Chief Executive Officer

And we will follow back up if they’re not able to correct the technical difficulty. Ladies and gentlemen, we’re certainly sorry about the difficulty with the ccbn teleconferencing, they’re not able to correct their problem at this point. Kevin and I will certainly be available for everyone to answer your questions. You’re more than welcome to call us. We’re very sorry and we apologize for this inconvenience. And I would like to thank everyone for joining us today and your continued interest in Powerwave Technologies. We remain very focused on resolving our operational issues and excited about the opportunities in the current wireless infrastructure marketplace. We look forward to sharing with you our results for the fourth quarter of 2006.

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